Exhibit 23.1

Consent of Independent Auditor

We consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-213587) of First Midwest Bancorp, Inc. of our report dated March 16, 2016, relating to the consolidated financial statements of Standard Bancshares, Inc. and Subsidiaries appearing in this Current Report on Form 8-K.  We also consent to the reference of our firm under the heading “Experts” in such Registration Statement.

/s/ RSM US LLP

Schaumburg, Illinois

September 21, 2016